Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-266405), and S-8 (File Nos. 333-274087, 333-250121, 333-231435, 333-216272 and 333-145236) of Enbridge Inc. of our report dated February 14, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Canada

February 14, 2025
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